Exhibit 10.2

LOCKHEED MARTIN CORPORATION

2011 INCENTIVE PERFORMANCE AWARD PLAN

(Approved at Annual Meeting of Stockholders on April 28, 2011)

As Amended January 24, 2013

As Amended and Restated January 23, 2014

SECTION 1. Purpose.

The purpose of this Plan is to benefit the Corporation’s stockholders by encouraging high levels of performance by individuals who contribute to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate, retain and reward talented and experienced individuals. This purpose is to be accomplished by providing eligible employees with an opportunity to obtain or increase their proprietary interest in the Corporation and thereby align their interests with those of the Corporation’s stockholders, and by providing eligible employees with additional incentives to join or remain with the Corporation and its Subsidiaries.

SECTION 2. Definitions; Rules of Construction.

(a) Defined Terms. The terms defined in this Section shall have the following meanings for purposes of this Plan:

“Award” means an award granted pursuant to Section 4.

“Award Agreement” means an agreement described in Section 6 entered into between the Corporation and a Participant, setting forth the terms and conditions of an Award granted to a Participant.

“Backlog” means either funded backlog (unfilled firm orders for which funding has been both authorized and appropriated by the customer) or unfunded backlog (unfilled firm orders for which funding has not been authorized and appropriated by the customer), as determined by the Committee at the time an Award is granted.

“Beneficiary” means a person or persons (including a trust or trusts) validly designated by a Participant, in the event of the Participant’s death, as the Participant’s beneficiary under this Plan, or, in the absence of a valid designation, the Participant’s estate.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“Cash-Based Awards” means Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise right or conversion privilege at a price related to, shares of Stock, as described in Section 4(a)(6).

“Cash Flow” means cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

“Change in Control” means a change in control as defined in Section 7(c).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Committee described in Section 8.

“Corporation” means Lockheed Martin Corporation.

“Date of Grant” means the date specified by the Committee as the date on which an Award is to be granted (which date shall be no earlier than the date the resolution approving the Award is adopted by the Committee), or if no such date is specified by the Committee, the date on which the Committee adopts a resolution making the Award.

“Deferred Dividend Equivalent” or “DDE” means a Dividend Equivalent that is accrued during the restricted period set forth in an Award Agreement and that becomes payable to a Participant upon the expiration or termination of such restricted period.

“Dividend Equivalent” means an amount equal to the cash dividends that would have been paid had a Participant owned a share of Stock during the restricted period set forth in an Award Agreement.

“Employee” means any officer (whether or not also a director) or any key salaried employee of the Corporation or any of its Subsidiaries, but excludes, in the case of an Incentive Stock Option, an Employee of any Subsidiary that is not a “subsidiary corporation” of the Corporation as defined in Code Section 424(f).

“EPS” means earnings per common share on a fully diluted basis determined in accordance with GAAP.

“EPS Growth” means the increase (on a dollar or percentage basis) in EPS for a specified period as compared to a comparable prior period, as specified by the Committee at the time an Award is granted.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” means executive officer as defined in Rule 3b-7 under the Exchange Act, provided that, if the Board has designated the executive officers of the Corporation for purposes of reporting under the Exchange Act, the designation by the Board shall be conclusive for purposes of this Plan.

“Fair Market Value” means the closing sale price of the relevant security as reported by the New York Stock Exchange on its web site as the closing price (or, if the security is not so listed or if the principal market on which it is traded is not the New York Stock Exchange, such other reporting system as shall be selected by the Committee) on the relevant date, or, if no sale of the security is reported for that date, the next preceding day for which there is a reported sale. The Committee shall determine the Fair Market Value of any security that is not publicly traded, using criteria as it shall determine, in its sole direction, to be appropriate for the valuation.

“Free Cash Flow” means net cash flow from operations as determined in accordance with GAAP, less the amount identified as capital expenditures as presented in the Corporation’s Statement of Cash Flows.

“Free Cash Flow per Share” means Free Cash Flow for a specified period divided by the average fully diluted common shares during the specified period.

“GAAP” means generally accepted accounting principles in the United States.

“Insider” means any person who is subject to the reporting obligations of Section 16(a) of the Exchange Act.

“Nonperformance-Based Award or Nonperformance-Based” means an Award that is not intended to satisfy the requirements of Section 4(b).

“Option” means a Nonqualified Stock Option or an Incentive Stock Option as described in Section 4(a)(1) or (2).

“Orders” means increases in contract values as specified in binding legal documents such as signed contracts, letters of award, notifications of award or purchase orders during a specified period.

“Participant” means an Employee who is granted an Award pursuant to this Plan so long as the Award remains outstanding.

“Percentage of Free Cash Flow to Stockholders” means the percentage of Free Cash Flow distributed to common stockholders during a specified period through dividends and stock repurchases.

“Performance-Based Awards” means an Award contemplated by Section 4(b).

“Performance Goal” means Backlog, Cash Flow, EPS, EPS Growth, Free Cash Flow per Share, Orders, Percentage of Free Cash Flow to Stockholders, ROIC, Sales, Segment Operating Profit, Segment ROIC or Total Stockholder Return, and “Performance Goals” means any combination thereof. Except as the context otherwise requires, performance under any of the Performance Goals (A) may be used to measure the performance of (i) the Corporation and its Subsidiaries on a consolidated basis, (ii) the Corporation or any Subsidiary or Subsidiaries, or any combination thereof, or (iii) any one or more segments or business units of the Corporation and its Subsidiaries, in either case as the Committee determines in its sole discretion, and (B) may be compared to the performance of one or more of the companies or one or more published or specially constructed indices designated or approved by the Committee for comparison, as the Committee determines in its sole discretion.

“Plan” means this Lockheed Martin Corporation 2011 Incentive Performance Award Plan.

“Predecessor Plan” means the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan.

“ROIC” means return on invested capital calculated as (A) average (i) net income plus (ii) interest expense times one minus the highest marginal federal corporate tax rate, divided by (B) (i) average debt (including current maturities of long-term debt) plus (ii) average stockholders’ equity, plus the postretirement amounts determined at year-end as included in the Corporation’s Statement of Stockholders’ Equity.

“Rule 16b-3” means Rule 16b-3 under Section 16 of the Exchange Act, as amended from time to time.

“Sales” means net sales determined in accordance with GAAP.

“SAR” means a Stock Appreciation Right as described in Section 4(a)(3).

“Segment Operating Profit” means operating profit calculated at the segment level.

“Segment ROIC” means return on invested capital at the segment level calculated as (A) average (i) Segment Operating Profit times one minus the highest marginal federal corporate tax rate, divided by (B) average segment net assets.

“Share-Based Awards” means Awards that are payable or denominated in or have a value derived from the value of, or an exercise right or conversion privilege at a price related to, shares of Stock, as described in Sections 4(a)(1) through (5).

“Share Units” means the number of units under a Share-Based Award that is payable solely in cash or is actually paid in cash, determined by reference to the number of shares of Stock by which the Share-Based Award is measured.

“Stock” means shares of common stock of the Corporation, par value $1.00 per share, subject to adjustments made under Section 7 or by operation of law.

“Subsidiary” means, as to any person, any corporation, association, partnership, joint venture or other business entity of which 50 percent or more of the voting stock or other equity interests (in the case of entities other than corporations), is owned or controlled (directly or indirectly) by that entity, or by one or more of the Subsidiaries of that entity, or by a combination thereof.

“Tax” or “Taxes” means any U.S. Federal, state, local, or non-U.S. income, employment, or payroll tax, excise tax, or any other tax or assessment owed with respect to any Award or other payment due to a Participant under the Plan.

“Total Stockholder Return” means with respect to the Corporation or other entities (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the designated period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

(b) Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, including terms defined herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, GAAP and as derived from the consolidated financial statements of the Corporation, prepared in the ordinary course of business and filed with the Securities and Exchange Commission from time to time.

(c) Rules of Construction. For purposes of this Plan and the Award Agreements, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. For purposes of any Award Agreements, payments that will be made “as soon as practicable” after a specified event must be made within 90 days of the applicable event.

SECTION 3. Eligibility.

Any one or more Awards may be granted to any individual who is an Employee on the Date of Grant and who is designated by the Committee to receive an Award, provided that no individual who beneficially owns Stock possessing five percent or more of the combined voting power of all classes of stock of the Corporation shall be eligible to participate in this Plan.

SECTION 4. Awards.

(a) Type of Awards. The Committee may grant any of the following types of Awards, either singly or in combination with other Awards:

(1) Nonqualified Stock Options. A Nonqualified Stock Option is an Award in the form of an option to purchase Stock that is not intended to comply with the requirements of Code Section 422 or any successor provision of the Code. The exercise price of each Nonqualified Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the Date of Grant of the Option. All Nonqualified Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(2) Incentive Stock Options. An Incentive Stock Option is an Award in the form of an option to purchase Stock that is intended to comply with the requirements of Code Section 422 or any successor provision of the Code. The exercise price of each Incentive Stock Option granted under this Plan shall be not less than the Fair Market Value of the Stock on the Date of Grant of the Option. To the extent that the aggregate “fair market value” of Stock with respect to which one or more incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or of other entities referenced in Code Section 422(d)(1), the options shall be treated as Nonqualified Stock Options. For this purpose, the “fair market value” of the Stock subject to options shall be determined as of the Date of Grant of the Options. All Incentive Stock Options shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(3) Stock Appreciation Rights. A Stock Appreciation Right or SAR is an Award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Stock over a base price established in the Award, payable in cash, Stock or such other form or combination of forms of payout, at times and upon conditions as may be approved by the Committee. The minimum base price of a SAR granted under this Plan shall be the Fair Market Value of the underlying Stock on the Date of Grant of the SAR, or, in the case of a SAR related to an Option (whether already outstanding or concurrently granted), the exercise price of the related Option. All SARs shall be treated as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(4) Restricted Stock. Restricted Stock is an Award of shares of Stock of the Corporation that are issued, but subject to restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine. Awards of Restricted Stock to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(5) Stock Units. A Stock Unit is an Award payable in cash or Stock and represented by a bookkeeping entry where the amount represented by the bookkeeping entry for each Stock Unit equals the Fair Market Value of a share of Stock on the Date of Grant and which amount shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock on any date from the Date of Grant up to the date the Stock Unit is paid to the Participant in cash or Stock. Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting or other rights with respect to Stock; provided, however, that an Award of Stock Units may provide for the crediting of Dividend Equivalents or the crediting of additional Stock Units based on the value of dividends paid on Stock while the Award is outstanding, subject in each case to the vesting, forfeiture and Performance Goals applicable to the underlying Stock Units. Awards of Stock Units to Executive Officers that are either granted or vest upon attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(6) Cash-Based Awards. Cash-Based Awards are Awards that provide Participants with the opportunity to earn a cash payment based upon the level of performance of the Corporation relative to one or more Performance Goals established by the Committee for an award cycle of more than one but not more than five years. For each award cycle, the Committee shall determine the size of the Awards, the Performance Goals, the performance targets as to each of the Performance Goals, the level or levels of achievement necessary for award payments and the weighting of the Performance Goals, if more than one Performance Goal is applicable. Cash-Based Awards to Executive Officers that are either granted or become vested, exercisable or payable based on attainment of one or more Performance Goals shall only be granted as Performance-Based Awards subject to the applicable restrictions under Section 4(b).

(b) Special Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of Awards listed in Section 4(a) may be granted as awards that satisfy the requirements for “performance-based compensation” within the meaning of Code Section 162(m) (“Performance-Based Awards”), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to pre-established target levels. Notwithstanding anything contained in this Section 4(b) to the contrary, any Option or SAR shall be subject only to the requirements of Section 4(b)(1) and Sections 4(c)(1) and (2) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 4(b) (with such Awards referred to as a “Qualifying Option” or a “Qualifying Stock Appreciation Right,” respectively). With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section 4(b) shall be designated as a Performance-Based Award at the time of grant. Nothing in this Plan shall limit the ability of the Committee to grant Options or SARs with an exercise price or a base price greater than Fair Market Value on the Date of Grant or to make the vesting of the Options or SARs subject to Performance Goals or other business objectives or conditions.

(1) Eligible Class. The eligible class of persons for Awards under this Section 4(b) shall be all Employees.

(2) Performance Goals. The performance goals for any Awards under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute, average or relative basis, one or more of the Performance Goals. The specific performance target(s) with respect to Performance Goal(s) will be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Goal(s) remains substantially uncertain.

(3) Committee Certification. Before any Performance-Based Award under this Section 4(b) (other than Qualifying Options and Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control as provided in Section 7(b).

(4) Terms and Conditions of Awards; Committee Discretion to Reduce Performance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of this Plan and Code Section 162(m), on the payment of individual Performance-Based Awards under this Section 4(b). To the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee’s discretion), as the Committee may determine.

(5) Adjustments for Material Changes. The Committee shall have the right to specify any adjustment that it deems necessary or appropriate to any Performance Goals and/or performance targets to take into account or exclude any extraordinary gain or loss or other event that is considered an extraordinary item under GAAP, provided the Committee exercises this right to specify the adjustment at the time the Performance Goals and/or performance targets are established under this Section 4(b). In addition, the Committee shall have the right to specify any adjustment that it deems necessary or appropriate to take into account or exclude any other gain or loss or event recognized under any accounting policy or practice affecting the Corporation and/or any Performance Goals or performance targets, provided the Committee exercises this right to exclude or take such gain or loss or event into account at the time the related Performance Goals and/or performance targets are established under this Section 4(b).

(6) Interpretation. Except as specifically provided in this Section 4(b), the provisions of this Plan and any Award Agreement shall be interpreted and administered by the Committee in a manner consistent with the requirements for qualification of Performance-Based Awards granted to Executive Officers as “performance-based compensation” under Code Section 162(m) and the regulations thereunder.

(c) Individual Limits.

(1) Share-Based Awards. The maximum number of shares of Stock that are issuable under this Plan pursuant to Options, SARs payable in shares of Stock, Restricted Stock and Stock Units payable in shares of Stock (described under Section 4(a)(5)) that are granted as Performance-Based Awards during any calendar year to any Participant shall not exceed 1,000,000, subject to adjustment as provided in Section 7; provided, that the maximum number of shares of Stock that may be granted as Restricted Stock Awards during any calendar year to any Participant under this Plan (including as Performance-Based Awards) shall not exceed 750,000 shares, subject to adjustment as provided in Section 7. Awards that are canceled during the year shall be counted against these limits.

(2) Share Unit and Cash Only SAR Awards. The aggregate number of Share Units that are issuable as Stock Units payable in cash only or SARs payable in cash only during any calendar year to any Participant as Performance-Based Awards shall not exceed 300,000, subject to adjustment as provided in Section 7. Awards that are canceled due to expiration or forfeiture during the year shall be counted against this limit.

(3) Cash-Based Awards. The aggregate amount of compensation to be paid to any Participant in respect of those Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $10,000,000.

(d) Maximum Term of Awards. No Award that contemplates exercise or conversion may be exercised or converted to any extent, and no other Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested more than ten years after the Date of Grant of the Award.

(e) Code Section 409A. It is the intent of the Corporation that no Award under this Plan be subject to taxation under Section 409A(a)(1) of the Code. Accordingly, if the Committee determines that an Award granted under this Plan is subject to Section 409A of the Code, such Award shall be interpreted and administered to meet the requirements of Sections 409A(a)(2), (3) and (4) of the Code and thus to be exempt from taxation under Section 409A(a)(1) of the Code.

(f) Out-of-the-Money Options or Stock Appreciation Rights. In no event shall the Corporation pay cash or other consideration for Options where at the time of payment the exercise price of the Option is less than the Fair Market Value of the Stock underlying the Option or pay cash or other consideration for SARs where at the time of payment the base price established in the Award is less than the Fair Market Value of the Stock underlying the SAR.

SECTION 5. Shares of Stock and Share Units Available Under Plan.

(a) Aggregate Share Limit for Share-Based Awards. Subject to adjustment as provided in this Section 5 or Section 7, the maximum number of shares of Stock that may be subject to Options (including Incentive Stock Options), SARs payable in shares of Stock, Restricted Stock and Stock Units payable in shares of Stock granted or issued under this Plan is 8,000,000, plus the number of shares of Stock reserved for future awards under the Predecessor Plan as of February 24, 2011, plus the number of shares of Stock subject to awards outstanding under the Predecessor Plan as of February 24, 2011 that thereafter are unexercised, unconverted or undistributed as a result of termination, expiration or forfeiture of the award, whether or not the individual holding the award received or was credited with benefits of ownership (such as dividends, Dividend Equivalents or voting rights) during the period in which the individual’s ownership was restricted or otherwise not vested, including shares of Stock subject to restricted stock awards that are subsequently reacquired by the Corporation due to termination, expiration or forfeiture.

(b) Restriction on Recycling or Reissue of Shares and Share Units. Shares of Stock issued upon the exercise of an Award or the vesting of an Award may not be used for a subsequent Award under this Plan. Any unexercised, unconverted or undistributed portion of any Award made under this Plan or any stock-based award under the Predecessor Plan resulting from termination, expiration or forfeiture of that Award shall again be available for Award under Section 5(a), whether or not the Participant has received or been credited with benefits of ownership (such as dividends, Dividend Equivalents or voting rights) during the period in which the Participant’s ownership was restricted or otherwise not vested. Shares of Stock that are issued pursuant to Restricted Stock Awards and subsequently reacquired by the Corporation due to termination, expiration or forfeiture of the Award also shall be available for reissuance under this Plan. Shares of Stock subject to an Award that are reacquired by the Corporation to satisfy a withholding obligation of the Participant shall not be available for reissue. With respect to SARs payable in shares of Stock, the number of shares of Stock subject to an Award shall be counted against the number of shares of Stock available for issuance under this Plan regardless of the number of shares of Stock actually issued to settle the SARs upon exercise.

(c) Interpretive Issues. Additional rules for determining the number of shares of Stock or Share Units authorized under this Plan or available for grant or issuance from time to time may be adopted by the Committee, as it deems necessary or appropriate.

(d) Source of Shares; No Fractional Shares. The Stock that may be issued pursuant to an Award under this Plan may be authorized but unissued Stock or Stock acquired by the Corporation or any of its Subsidiaries, subsequently or in anticipation of a transaction under this Plan, in the open market or in privately negotiated transactions. No fractional shares of Stock shall be issued under this Plan, but fractional interests may be accumulated pursuant to the terms of an Award.

(e) Consideration. The Stock issued under this Plan may be issued (subject to Section 10(d)) for any lawful form of consideration, the value of which equals the par value of the Stock or such greater or lesser value as the Committee, consistent with Sections 10(d), may require.

(f) Purchase or Exercise Price; Withholding. The exercise or purchase price (if any) of the Stock issuable pursuant to any Award and any withholding obligation under applicable tax laws shall be paid in cash or, subject to the Committee’s express authorization and the terms, restrictions, conditions and procedures as the Committee may in its sole discretion impose (subject to Section 10(d)), any one or combination of (i) cash, (ii) the delivery of shares of Stock, (iii) a reduction in the number of Shares of Stock issuable or cash payable pursuant to such Award, (iv) the delivery of a promissory note or other obligation for the future payment in money, or (v) in the case of purchase price only, labor or service as an Employee to be performed or actually performed. In the case of a payment by the means described in clause (ii) or (iii) above, the Stock to be so delivered or offset shall be determined by reference to the Fair Market Value of the Stock on the date as of which the payment or offset is made. Notwithstanding the foregoing, no Insider shall be permitted to satisfy the purchase or exercise price or withholding obligation with respect to an Award by using a method of payment otherwise authorized under this Plan or an Award Agreement if such method of payment would constitute a personal loan under Section 13(k) of the Exchange Act. If an Award Agreement to a Participant who is not an Insider authorizes a method of payment that would constitute a personal loan under Section 13(k) of the Exchange Act and the Participant subsequently becomes an Insider, then the payment method will no longer be available to the Participant and the Committee shall take whatever steps are necessary to make such payment method void as to such Participant, including but not limited to requiring the immediate payment of any note or loan previously obtained in connection with an Award.

(g) Cashless Exercise. Subject to any restrictions on Insiders pursuant to Section 13(k) of the Exchange Act, the Committee may permit the exercise of an Award and payment of any applicable withholding tax in respect of an Award by delivery of notice, subject to the Corporation’s receipt from a third party of payment (or commitment to make payment) in full in cash for the exercise price and the applicable withholding prior to issuance of Stock, in the manner and subject to the procedures as may be established by the Committee.

SECTION 6. Award Agreements.

Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth, in the case of Share-Based Awards, the number of shares of Stock or Share Units, as applicable, subject to the Award, and the price (if any) and term of the Award and, in the case of Performance-Based Awards (other than a Qualifying Option or a Qualifying Stock Appreciation Right), the applicable Performance Goals. The Award Agreement also shall set forth (or incorporate by reference) other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

(a) Mandatory Provisions for Options and SARs. Award Agreements for Options and SARs payable in stock shall be deemed to contain the following provisions:

(1) Vesting: A provision providing for a minimum vesting schedule pursuant to which no Award of Options may become fully exercisable prior to the third anniversary of the Date of Grant, and to the extent an Award provides for vesting in installments over a period of no less than three years, no portion of an Award of Options may become exercisable prior to the first anniversary of the Date of Grant. In the event that the Participant is not an Employee on the date on which an Option would otherwise vest and become exercisable, the Options subject to that vesting date will be forfeited. Notwithstanding the foregoing, (i) any Award Agreement governing Options may provide for any additional vesting requirements, including but not limited to longer periods of required employment or the achievement of Performance Goals; (ii) any Award Agreement may provide that all or a portion of the Options subject to an Award vest immediately or, alternatively, vest in accordance with the vesting schedule but without regard to the requirement for continued employment with the Corporation (or a Subsidiary) in the event of a Change in Control, or in the case of termination of employment with the Corporation (or a Subsidiary) due to death, disability, layoff, retirement or divestiture, or in the case of a vesting period longer than three years, vest and become exercisable or fail to be forfeited and continue to vest in accordance with the schedule in the Award Agreement prior to the expiration of any period longer than three years for any reason designated by the Committee; and (iii) any Award Agreement may provide that employment by another entity be treated as employment by the Corporation (or a Subsidiary) in the event a Participant terminates employment with the Corporation (or a Subsidiary) on account of a divestiture. No Award Agreement may provide for accelerated vesting of Options on account of layoff beyond vesting of up to the portion of the vesting period from the Date of Grant to the date on which a Participant’s employment terminates. The vesting requirements of this Section 6(a) shall also apply to Award Agreements governing SARs.

(2) Option and SAR Holding Period: Subject to the authority of the Committee under Section 7, a minimum six-month period shall elapse between the date of initial grant of any Option or SAR paid in Stock and the sale of the underlying shares of Stock, and the Corporation may impose legend and other restrictions on the Stock issued on exercise of the Options or SARs to enforce this requirement.

(3) No Waivers: A provision that neither the Committee nor the Board of Directors has retained the authority to waive the requirements set forth in Sections 6(a)(1).

(b) Mandatory Provisions for Restricted Stock and Stock Units Payable in Stock. Award Agreements for Restricted Stock and Stock Units payable in Stock shall be deemed to contain the following provisions:

(1) Vesting: Provisions (I) prohibiting the sale of any shares of Restricted Stock granted under an Award prior to the third anniversary of the Date of Grant of the Award, (II) requiring the forfeiture of all shares of Restricted Stock subject to the Award in the event that the Participant does not remain an Employee for at least three years following the Date of Grant of the Restricted Stock and (III) prohibiting accelerated vesting of Restricted Stock on account of layoff (other than vesting of a pro rata portion of the Award based on the portion of the vesting period from the Date of Grant to the date on which a Participant’s employment terminates).

Notwithstanding the foregoing, any Award Agreement governing Restricted Stock may provide (i) for any additional vesting or forfeiture requirements, including but not limited to longer periods of required employment or the achievement of Performance Goals; and (ii) that Restricted Stock vests, continues to vest or vests on a pro rata basis and any forfeiture provisions or restrictions on sale of the vested portions of Restricted Stock lapse prior to the third anniversary of the Date of Grant (A) in the event of a termination of employment following a Change in Control (except that vesting may occur upon or following a Change in Control without regard to termination of employment in the case of an employee who immediately prior to the Change in Control was not an officer of the Corporation who had been elected as such by the Board), (B) in the case of termination of employment with the Corporation (or a Subsidiary) due to death, disability, layoff, retirement or divestiture, (C) to satisfy any Tax withholding requirement with respect to the Restricted Stock, or (D) in the case of a vesting or forfeiture period longer than three years, prior to the expiration of any period longer than three years for any reason designated by the Committee. Dividends that become payable on Restricted Stock will not be payable to the Participant but shall be accrued and held by the Corporation until such time as the restrictions lapse on the underlying Restricted Stock and the shares become transferrable, at which time the accrued dividends shall be paid to the Participant; provided, however, that an Award Agreement may provide for accelerated vesting of Dividends, Dividend Equivalents, or DDEs associated with Restricted Stock to satisfy a Tax withholding requirement with respect to such Award. The vesting and forfeiture requirements of this Section 6(b) shall also apply to Award Agreements governing Stock Units payable in Stock unless the Stock Units are granted in conjunction with, or are part of another Award.

(2) No Waivers: A provision that neither the Committee nor the Board of Directors has retained the authority to waive the requirements set forth in Section 6(b)(1).

(c) Mandatory Provisions Applicable to All Award Agreements. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms, unless the Committee in the Award Agreement consistent with applicable legal considerations, provides otherwise:

(1) Non-assignability: The Award shall not be assignable nor transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by the Participant or by his or her guardian or legal representative. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

(2) Rights as Stockholder: A Participant shall have no rights as a holder of Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of the securities. Except in the case of Restricted Stock and except as provided in Section 7, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for Dividend Equivalents or similar economic benefits.

(3) Tax Withholding: Each Participant shall be responsible for payment of all Taxes imposed on such Participant with respect to an Award. All withholding Tax obligations shall be satisfied on or prior to the payment of an Award. If the Corporation concludes that any withholding Tax is required with respect to any Award (including with respect to associated Dividends, Dividend Equivalents, or DDEs), and the Participant has not otherwise made arrangements acceptable to the Corporation to satisfy the withholding Tax obligation, the Corporation may (i) offset an amount sufficient to satisfy the withholding Tax obligation against any obligation of the Corporation to the Participant, (ii) reduce the amount of the Award (including associated Dividends, Dividend Equivalents, or DDEs) paid to the Participant by an amount sufficient to satisfy the withholding Tax obligation, or (iii) require the Participant or his or her Beneficiary to pay the Corporation an amount in cash equal to the withholding Tax obligation. The satisfaction of any withholding Taxes with respect to Share-Based Awards also may be satisfied by cashless exercise as provided in Section 5(g).

(d) Other Provisions. Award Agreements may include other terms and conditions as the Committee shall approve, including but not limited to the following:

(1) Other Terms and Conditions: Any other terms not inconsistent with the terms of this Plan as are necessary, appropriate, or desirable to effect an Award to a Participant, including provisions describing the treatment of an Award in the event of the death, disability, layoff, retirement, divestiture or other termination of a Participant’s employment with or services to the Corporation or a Subsidiary, any provisions relating to the vesting, exercisability, forfeiture or cancellation of the Award, any requirements for continued employment, any other restrictions or conditions (including performance requirements and holding periods) of the Award and the method by which the restrictions or conditions lapse, procedures acceptable to the Committee (if any) with respect to the effect on the Award of a Change in Control, subject, in the case of Performance-Based Awards, to the requirements for “performance-based compensation” under Code Section 162(m) and in the case of Options, SARs payable in shares of Stock, Restricted Stock and Stock Units payable in shares of Stock, to the requirements of Sections 6(a), (b) and (7).

(2) Non-competition and non-solicitation clause: A provision or provisions requiring the forfeiture or recoupment of an Award (whether or not vested) on account of activities deemed by the Committee in its sole discretion to be harmful to the Corporation, including but not limited to employment with a competitor, misuse of the Corporation’s proprietary or confidential information, or solicitation of the Corporation’s employees.

(3) Claw-back: A provision entitling the Corporation to recoup any Award (whether or not vested) or value received for an Award under circumstances specified in the Award Agreement or regulations, rules or interpretations of the Securities and Exchange Commission or other applicable law.

(e) Contract Rights, Forms and Signatures. Any obligation of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and an Award

Agreement. Subject to the provisions of Section 8(h), no Award shall be enforceable until the Award Agreement or an acknowledgement of receipt has been signed by the Participant and on behalf of the Corporation by an Executive Officer (other than the recipient) or his or her delegate. By executing the Award Agreement or otherwise providing an acknowledgement of receipt, a Participant shall be deemed to have accepted and consented to the terms of this Plan and any action taken in good faith under this Plan by and within the discretion of the Committee, the Board of Directors or their delegates. Unless the Award Agreement otherwise expressly provides, there shall be no third party beneficiaries of the obligations of the Corporation to the Participant under the Award Agreement.

SECTION 7. Adjustments; Change in Control; Acquisitions.

(a) Adjustments. If there shall occur any recapitalization, stock dividend, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Stock (whether in the form of cash, Stock or other property), or any split-up, spin-off, split-off, extraordinary redemption, or exchange of outstanding Stock, or there shall occur any other similar corporate transaction or event in respect of the Stock, or a sale of all or substantially all the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Stock, proportionately adjust any or all of the following:

(1) the number and type of shares of Stock and Share Units that thereafter may be made the subject of Awards (including the specific maximum and numbers of shares of Stock or Share Units set forth elsewhere in this Plan),

(2) the number and type of shares of Stock, Share Units, cash or other property subject to any or all outstanding Awards,

(3) the grant, purchase or exercise price, or conversion ratio of any or all outstanding Awards, or of the Stock, other property or Share Units underlying the Awards,

(4) the securities, cash or other property deliverable upon exercise or conversion of any or all outstanding Awards,

(5) subject to Section 4(b), the Performance Goals or other standards appropriate to any outstanding Performance-Based Awards, or

(6) any other terms as are affected by the event.

Notwithstanding the foregoing, in the case of an Incentive Stock Option, no adjustment shall be made that would cause this Plan to violate Section 424(a) of the Code or any successor provisions thereto, without the written consent of the Participant adversely affected thereby. The Committee may act prior to an event described in this Section 7(a) (including at the time of an Award by means of more specific provisions in the Award Agreement) if deemed necessary or appropriate to permit the Participant to realize the benefits intended to be conveyed by an Award in respect of the Stock in the case of an event described in Section 7(a).

(b) Change in Control. The Committee may, in the Award Agreement, provide for the effect of a Change in Control on an Award. Such provisions may include but are not limited to any one or more of the following with respect to any or all Awards: (i) the specific consequences of a Change in Control on the Awards; (ii) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from, the Awards; (iii) a reservation of the Committee’s right to determine in its discretion at any time that there shall be full acceleration or no acceleration of benefits under the Awards; (iv) that only certain or limited benefits under the Awards shall be accelerated; (v) that the Awards shall be accelerated for a limited time only; or (vi) that acceleration of the Awards shall be subject to additional conditions precedent (such as a termination of employment following a Change in Control).

In addition to any action required or authorized by the terms of an Award, the Committee may take any other action it deems appropriate to ensure the equitable treatment of Participants in the event of or in anticipation of a Change in Control, including but not limited to any one or more of the following with respect to any or all Awards: (i) the waiver of conditions on the Awards that were imposed for the benefit of the Corporation; (ii) provision for the cash settlement of the Awards for their equivalent cash value, as determined by the Committee, as of the date of a Change in Control; (iii) provisions for the assumption or continuation of the Award and the substitution for shares of stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares, exercise or conversion price and conditions of the Award; or (iv) such other modification or adjustment to the Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. The Committee also may accord any Participant a right to refuse any acceleration of exercisability, vesting or benefits, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve.

Notwithstanding the foregoing provisions of this Section 7(b) or any provision in an Award Agreement to the contrary, if any Award to any Insider is accelerated to a date that is less than six months after the Date of Grant, the Committee may prohibit a sale of the underlying Stock (other than a sale by operation of law), and the Corporation may impose legend and other restrictions on the Stock to enforce this prohibition.

(c) Change in Control Definition. For purposes of this Plan, a “Change in Control” shall include and be deemed to occur upon one or more of the following events:

(1) A tender offer or exchange offer is consummated for the ownership of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding voting securities entitled to vote in the election of directors of the Corporation.

(2) The consummation of a merger, combination, consolidation, recapitalization, or other reorganization of the Corporation with one or more other entities that are not Subsidiaries if, as a result of the consummation of the merger, combination, consolidation, recapitalization or other reorganization, less than 75 percent of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Corporation (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event).

(3) Any person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25 percent or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote in the election of directors of the Corporation.

(4) At any time within any period of two years after a tender offer, merger, combination, consolidation, recapitalization, or other reorganization or a contested director election, or any combination of these events, the “Incumbent Directors” shall cease to constitute at least a majority of the authorized number of members of the Board. For purposes hereof, “Incumbent Directors” shall mean the persons who were members of the Board immediately before the first of these events and the persons who were elected or nominated as their successors or pursuant to increases in the size of the Board by a vote of at least three-fourths of the Board members who were then Board members (or successors or additional members so elected or nominated).

(5) The stockholders of the Corporation approve a plan of liquidation and dissolution of the Corporation, or a sale or transfer of all or substantially all of the Corporation’s business and/or assets as an entirety to an entity that is not a Subsidiary is consummated.

Notwithstanding the foregoing, in the event the Committee determines that an Award could be subject to taxation under Section 409A(a)(1) of the Code, a Change in Control shall have no effect on the Award unless the Change in Control also would constitute a change in the ownership or effective control of the Corporation or in the ownership of a substantial portion of the assets of the Corporation within the meaning of Section 409A(a)(2)(A)(v) of the Code.

(d) Business Acquisitions. Awards may be granted under this Plan on terms and conditions as the Committee considers appropriate, which may differ from those otherwise required by this Plan, to the extent necessary to reflect a substitution for or assumption of stock incentive awards held by employees of other entities who become Employees of the Corporation or a Subsidiary as the result of a merger, consolidation or business combination of the employing entity with, or the acquisition of assets or stock of the employing entity by, the Corporation or a Subsidiary, directly or indirectly.

SECTION 8. Administration.

(a) Committee Authority and Structure. This Plan and all Awards granted under this Plan shall be administered by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board and constituted so as to permit this Plan to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act and the “outside director” requirement of Code Section 162(m). The Board shall designate the members of the Committee. Notwithstanding the foregoing, any action taken under this Plan by the Management Development and Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer this Plan and Awards granted under this Plan shall be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 8(a) or otherwise provided in any charter of the Committee.

(b) Selection and Grant. The Committee shall have the authority to determine the Employees to whom Awards will be granted under this Plan, the type of Award or Awards to be made, and the nature, amount, pricing, timing, and other terms of Awards to be made to any one or more of these individuals, subject to the terms of this Plan.

(c) Construction and Interpretation. The Committee shall have the power to interpret and administer this Plan and Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Stock, SARs, or Share Units or other Awards granted, and the terms of any Award Agreements, the adjustments required or permitted by Section 7, and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provisions of this Plan, the terms of this Plan shall govern.

(d) Limited Authority of Committee to Change Terms of Awards. In addition to the Committee’s authority under other provisions of this Plan (including Sections 7 and 9), the Committee shall have the authority to accelerate the exercisability or vesting of an Award, to extend the term or waive early termination provisions of an Award (subject to the maximum ten-year term under Section 4(d)), and to waive the Corporation’s rights with respect to an Award or restrictive conditions of an Award (including forfeiture conditions), in any case in such circumstances as the Committee deems appropriate. Notwithstanding the foregoing, the Committee’s authority under this Section 8(d) is subject to any express limitations of this Plan (including under Sections 6(a), 6(b), 7 and 9) and this Section 8(d) does not authorize the Committee to accelerate exercisability or vesting or waive early termination provisions if that acceleration or waiver would be inconsistent with the mandatory vesting requirements set forth in Sections 6(a)(1) and 6(b)(1).

(e) Rule 16b-3 Conditions; Bifurcation of Plan. It is the intent of the Corporation that this Plan and Share-Based Awards hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Insiders, satisfies any applicable requirements of Rule 16b-3, so that these persons will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 under the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 8(e), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed disregarded as to Awards intended as Rule 16b-3 exempt Awards. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of this Plan or any Award Agreement intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 are only applicable to Insiders and to those Awards to Insiders intended to satisfy the requirements of Rule 16b-3.

(f) Delegation and Reliance. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with respect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Executive Officers or to the timing, eligibility, pricing, amount or other material terms of Awards to Insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

(g) Exculpation and Indemnity. Neither the Corporation nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken or not taken in good faith under this Plan or for the failure of an Award (or action in respect of an Award) to satisfy Code requirements as to incentive stock options or to realize other intended tax consequences, to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

(h) Notices, Signature, Delivery. Whenever a signature, notice or delivery of a document, or acknowledgement of receipt of a document, is required or appropriate under this Plan or pursuant to an Award Agreement, signature, notice, delivery or acknowledgement may be accomplished by paper or written format, or, subject to Section 10(d), by electronic means. In the event electronic means are used for the signature, notice or delivery of a document, or a acknowledgement of receipt of a document, the electronic record or confirmation of that signature, notice, delivery or acknowledgement maintained by or on behalf of the Corporation shall for purposes of this Plan and any applicable Award Agreement be treated as if it was a written signature, notice or acknowledgement and was delivered in the manner provided herein for a written document.

SECTION 9. Amendment and Termination of this Plan.

The Board of Directors may at any time terminate, suspend or discontinue this Plan. The Board of Directors may amend this Plan at any time, provided that any material amendment to this Plan will not be effective unless approved by the Corporation’s stockholders. For this purpose, a material amendment is any amendment that would (i) materially increase the number of shares of Stock available under this Plan or issuable to a Participant (other than a change in the number of shares made pursuant to Section 7); (ii) change the types of awards that may be granted under this Plan; (iii) expand the class of persons eligible to receive awards or otherwise participate in this Plan; (iv) reduce the price at which an Option is exercisable or the base price of a SAR, either by amendment of an Award Agreement or by substitution of a new Award at a reduced price (other than as permitted in Section 7); or (v) require stockholder approval pursuant to the New Stock Exchange Listed Company Manual (so long as the Corporation is a listed company on the New York Stock Exchange) or applicable law. The Committee may at any time alter or amend any or all Award Agreements under this Plan in any manner that would be authorized for a new Award under this Plan, including but not limited to any manner set forth in Section 8(d) (subject to any applicable limitations thereunder), so long as such an amendment would not require approval of the Corporation’s stockholders, if such amendment was made to this Plan. Notwithstanding the foregoing, no such action by the Board or the Committee shall, in any manner adverse to a Participant other than as expressly permitted by the terms of an Award Agreement, affect any Award then outstanding and evidenced by an Award Agreement without the consent in writing of the Participant or a Beneficiary who has become entitled to an Award thereunder.

SECTION 10. Miscellaneous.

(a) Unfunded Plan. This Plan shall be unfunded. Neither the Corporation, the Board of Directors nor the Committee shall be required to segregate any assets that may at any time be represented by Awards made pursuant to this Plan. Neither the Corporation, the Board of Directors, nor the Committee shall be deemed to be a trustee of any amounts to be paid or securities to be issued under this Plan.

(b) Rights of Employees.

(1) No Right to an Award. Status as an Employee shall not be construed as a commitment that any one or more Awards will be made under this Plan to an Employee or to Employees generally. Status as a Participant shall not entitle the Participant to any additional future Awards.

(2) No Assurance of Employment. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary or constitute any contract (of employment or otherwise) or limit in any way the right of the Corporation or any Subsidiary to change a person’s compensation or other benefits or to terminate the employment of a person with or without cause.

(c) Effective Date; Duration. This Plan has been adopted by the Board of Directors of the Corporation and shall become effective upon and shall be subject to the approval of the Corporation’s stockholders. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and applicable Award Agreements. Notwithstanding the foregoing, no Award may be granted under this Plan after April 27, 2021. Notwithstanding the foregoing, any Award granted under this Plan on or prior to April 27, 2021 may be amended after such date in any manner that would have been permitted prior to such date, except that no such amendment shall increase the number of shares of Stock or Stock Units subject to, comprising or referenced in such Award (other than in accordance with Section 7(a)).

(d) Compliance with Laws. This Plan, Award Agreements, and the grant, exercise, conversion, operation and vesting of Awards, and the issuance and delivery of shares of Stock and/or other securities or property or the payment of cash under this Plan, Awards or Award Agreements, are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable to comply with all legal requirements. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as counsel to the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

(e) Applicable Law. This Plan, Award Agreements and any related documents and matters shall be governed by and in accordance with the laws of the State of Maryland (without regard to its provisions regarding choice of law), except as to matters of federal law.

(f) Awards to Participants Outside the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws of other countries in which the Corporation and its Subsidiaries operate or have employees, the Committee shall have the authority to modify the terms and conditions of Awards granted to Employees outside the United States to comply with applicable foreign laws and to take any action, before or after an Award is made, that it deems necessary or advisable to obtain approval or comply with local government, regulatory, tax, exemption, approval or other requirements.

(g) Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation, the Board of Directors or the Committee to grant awards or authorize any other compensation, with or without reference to the Stock, under any other plan or authority.